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                                                                    Exhibit 99.2



INSTRUCTIONS FOR VOTING YOUR PROXY

Wit Capital Group, Inc. is offering stockholders of record three alternative ways of voting your proxies:
- BY TELEPHONE (using a touch-tone telephone)- THROUGH THE INTERNET (using a browser)- BY Mail (traditional method)

Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you had returned your proxy card. We encourage you to use these cost effective and convenient ways of voting, 24 hours a day, 7 days a week.


/TELEPHONE VOTING/   Available only until 5:00 p.m. Eastern time on
                     January __, 2000

-    This method of voting is available for residents of the U.S. and Canada.
-    On a touch tone telephone, call TOLL FREE 1-800-[               ],
     24 hours a day, 7 days a week.
-    You will be asked to enter ONLY the control number shown below.
-    Have your proxy card ready, then follow these instructions:

     OPTION 1: To vote FOR a proposal, press 1. OPTION 2: To vote AGAINST a proposal, press 2. OPTION 3: To ABSTAIN from voting on a proposal, press 3.

-   Your vote will be confirmed and cast as you directed.


/INTERNET VOTING/    Available only until 5:00 p.m. Eastern time on
                     January __, 2000

- Visit our Internet voting website at http://cybervote.georgeson.com.
- Enter the Company Number AND Control Number shown below and follow the instructions on your screen.
- You will incur only your usual Internet charges.


/VOTING BY MAIL/

- Simply mark, sign and date your proxy card and return it in the postage-paid envelope.
- If you are voting by telephone or the Internet, please do not mail your proxy card.


                 /COMPANY NUMBER/                        /CONTROL NUMBER/

                TO VOTE BY MAIL, PLEASE DETACH CONSENT CARD HERE
-------------------------------------------------------------------------------

  /X/     PLEASE MARK
          VOTES AS IN
          THIS EXAMPLE

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED "FOR" THE PROPOSALS BELOW.




1. To consider and vote on a proposal to approve             For    Against  Abstain          Date                        , 1999
   the Agreement and Plan of Merger, dated as of            /  /     /  /     /  /                ------------------------
   October 31, 1999, by and among Wit Capital
   Group, Inc., W/S Merger Corp. and Soundview                                                    ------------------------
   Technology Group, Inc.
                                                                                                  ------------------------

2. To consider and vote on a proposal to approve             For    Against  Abstain          SIGNATURE(S)
   an amend ment to the 1999 Stock Incentive Plan           /  /     /  /     /  /
   to increase the num ber of shares reserved for
   issuance under the Stock Incentive Plan to                                                 Please sign your name exactly as it
   27,350,000 shares.                                                                         appears hereon. When signing as
                                                                                              attorney, executor, administrator,
                                                                                              trustee or guardian, please give
3. To consider and vote on a proposal to approve an          For    Against  Abstain          your full title as it appears
   amendment to the 1999 Stock Incentive Plan to            /  /     /  /     /  /            hereon. When signing as joint
   limit the maximum number of options and other                                              tenants, all parties in the joint
   awards which may be granted to an employee in any                                          tenancy must sign. When a proxy
   fiscal year to ensure compliance with Section                                              is given by a corporation, it
   162(m) under the Internal Revenue Code.                                                    should be signed by an authorized
                                                                                              officer and the corporate seal
                                                                                              affixed. No postage is required if
4. Other matters as may properly come before the                                              returned in the enclosed envelope
   special meeting or any adjournment or adjournments                                         and mailed in the United States.
   thereof.
                                                                                              PLEASE SIGN, DATE AND MAIL THIS
                                                                                              PROXY IMMEDIATELY IN THE ENCLOSED
                                                                                              ENVELOPE.



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                 TO VOTE BY MAIL, PLEASE DETACH PROXY CARD HERE
-------------------------------------------------------------------------------
                             WIT CAPITAL GROUP, INC.
                         SPECIAL MEETING OF STOCKHOLDERS
                                JANUARY __, 2000
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS



P The undersigned stockholder of Wit Capital Group, Inc., a Delaware corporation (the "Company"), acknowledges receipt of the Notice of Special
R Meeting of Stockholders and Proxy Statement, dated January __, 2000, and hereby constitutes and appoints [ ] or [ ], and either jointly or severally,
O to vote all shares of Common Stock of which the undersigned would be entitled to vote at the Special Meeting of Stockholders, and at any
X adjournment or adjournments thereof, hereby revoking any proxy or proxies heretofore given and ratifying and confirming all that said proxies may do
Y   or cause to be done by virtue thereof with respect to the following matters: